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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


          Agreement made as of the 13th day of August, 1998 (the "Effective Date"), by and between Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), and John Giordano (the "Employee").

          The Company wishes to employ the Employee, and the Employee wishes to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

I.   Titles and Reporting Responsibilities
     -------------------------------------

          The Employee's title will be Vice President, Finance and Chief Financial Officer or such other title as may be mutually agreed upon between Employee and the Company. The Employee will report to the President and CEO .

II.  Term of Employment
     ------------------

          The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company for a period (the "Employment Period") commencing on the September 14, 1998 and ending May 31, 2001 unless earlier terminated pursuant to the provisions of Section VII below. This Agreement shall remain in full force and effect until expiration hereof unless and until earlier terminated in accordance with Section VII of this Agreement.

III. Responsibilities of the Employee
     --------------------------------

          The Employee agrees to undertake the duties and responsibilities inherent in the position described in Section I above and such other duties and responsibilities as the Company or its designee shall from time to time reasonably assign. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the term of this Agreement. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

IV.  Expense Reimbursement
     ---------------------

          The Company will reimburse the Employee for all reasonable documented travel and other business expenses incurred in furthering the business of the Company and in accordance with the Company's then current travel and business expense policy. Expenditures of an extraordinary nature shall require prior written approval of the Company.

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V. Prohibitions
   ------------

          During the term of this Agreement, the Employee shall not:

          (a) be employed by or otherwise represent any other company, product, service or enterprise, without the prior written approval of the Company; or

          (b) make any representation, warranty, guarantee, or statement, orally or in writing, which would contravene any Company policy or compromise the Company's interests.

VI.  Compensation, Initial Stock Option Grant and Relocation
     -------------------------------------------------------

          (a) The Employee shall be paid a base salary (the "Base Salary") and, when appropriate, bonuses (Bonus Compensation") as described in this
          Section VI. The Employee's initial bi-weekly Base Salary shall be $7,500 (Initial Base Salary), which is the equivalent of $195,000 per year. Provided neither party has exercised the right to terminate this Agreement under Section VII, performance and compensation reviews will be conducted annually beginning January 1, 1999.

          (b) Bonus Compensation will be paid to the Employee provided the Employee successfully meets the bonus criteria as approved by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company established for the purpose of determining bonus compensation or by a designee of the Board of Directors or such Committee who has been granted the authority to determine bonuses. Employee's bonus rate shall be 50% (Initial Bonus Rate) of base salary. The Employee's bonus criteria will be consistent with the criteria set for other senior executives of the Company taking into account his duties and responsibilities. Notwithstanding the above provisions, the Employee shall receive a minimum bonus of $25,000 provided he is employed through December 31, 1998 payable when bonuses are payable to senior executives.

          (c) Except as otherwise provided, the Employee shall be entitled to participate in any and all benefit programs that the Company establishes and makes generally available to its employees for which he may be eligible under plan documents and applicable laws. In any case where contributions or benefits related to participation in a plan vary on the basis of compensation, "compensation" shall mean Employee's Base Salary only and shall not include expense reimbursements, advances, Bonus Compensation or any other compensation which may be paid by the Company. The Employee shall be entitled to four weeks vacation to be taken at such times as may be approved by the President and CEO.

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     (d) Any future revisions to Base Salary or Bonus Compensation may be implemented by the Board of Directors of the Company, by a Committee of the Board of Directors of the Company established for the purpose of determining bonus compensation or by a designee of the Board of Directors or such Committee who has been granted the authority to determine bonuses provided however that no reduction may be made to either the Initial Base Salary or the Initial Bonus Rate.

     (e) The Employee's initial stock option grant under the Company's 1997 Stock Incentive Plan shall be 120,000 shares vesting in increments of 25% per year or an exercise price set at the fair market value of the Company's common stock on the date of grant. The grant date shall be on Employee' commencement of employment with the Company. All stock option grants must be approved by the Company's Board of Directors.

If during the first year of his employment, the Employee desires to move his residence closer to the Billerica area, the Company will pay up to $15,000 of documented relocation expenses (including real estate commissions but without benefit of tax gross up); provided however that any such amount will be subtracted from any 1999 Bonus Compensation earned that exceeds $80,000.

VII. Termination
     -----------

     The employment of the Employee by the Company pursuant to this Agreement shall terminate:

     (a) By the Employee, without cause, by giving 30 days' prior written notice of termination to the Company or within such shorter period as is established by mutual agreement of the parties or upon Employee's commencement of employment or consulting with a third party, or by the Company, without cause, upon at least 52 weeks prior written notice (the "Notice Period") of termination to the Employee.

     (b) By either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within 30 days after written notice of such breach is provided to such other party. Failure of the Employee to adequately perform the duties and responsibilities specified in Section III hereof shall be considered a breach of this Agreement provided however that the remedy period for such breach shall be 120 days.

     (c) By the Company, effective immediately and without notice, for cause. For purposes of this Section VII (c), "cause" for termination shall be deemed to exist upon (a)dishonesty, gross negligence or misconduct, (b) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony.

     (d) Upon the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental

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       disability, to perform the essential functions of his/her job with or without a reasonable accommodation by the Company.

VIII.  Rights Following Termination
       ----------------------------

       (a) Following termination of this Agreement, pursuant to Section VII(b), VII(c), VII(d), or at the option of the Employee pursuant to Section VII(a), or upon expiration of this Agreement, the Company shall have no further responsibility to Employee except to pay Base Salary up to and including the last day of employment.

       (b) Following termination of this Agreement at the option of the Company pursuant to Section VII (a), the Company shall continue to pay to the Employee the Base Salary in accordance with its then current payroll policies until the earlier of either expiration of the Notice Period or the date Employee commences employment or consulting with a third party during the Notice Period; provided however that if the compensation earned by the employee under any such arrangement is less than the Base Salary at the time of termination, Employee shall continue to be paid the difference between such compensation and the Base Salary for the remainder of the Notice Period. Employee shall perform such services for the Company as mutually agreed upon between Company and Employee as to scope, timing and location during such Notice Period. The Employee shall not be eligible to receive the payments during the Notice Period unless and until the Employee signs a release in the form attached hereto as Exhibit A.

       (c) In the event of termination or expiration of this Agreement, Employee shall, at the instruction of the Company, promptly return to the Company or its designee all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material supplied by the Company to the Employee or created or maintained for the Company by the Employee.

       (d) Except as set forth above, neither party shall be entitled to any compensation or claim for goodwill or other loss, suffered by reason or termination of this Agreement.

       (e) The rights and obligations of the parties to this Agreement set forth in Section VIII and Section IX shall survive any termination or expiration of this Agreement. The termination or expiration of this Agreement shall in no case relieve either party from its obligations to pay to the other any monies accrued hereunder prior to such termination or expiration.

       (f) Employee shall not disclose the terms of this Agreement to any third party unless such third party is obligated to keep such information confidential.

IX.    Non-Competition
       ---------------

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       (a) During the Employment Period and (i) for a period of one year after the termination of this Agreement pursuant to Sections VII(b), VII(c), VII(d) or at the option of the Employee pursuant to Section VII(a) or (ii) in the event of termination of this Agreement by the Company without cause under Section VII (a) for the period of the Notice Period during which the Company is continuing to make payments to the Employee, the Employee will not directly or indirectly:

           (i) as an individual, proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products or services of the kind or type developed or being developed, produced, marketed or sold by the Company or any subsidiary of the Company while the Employee was employed by the Company provided that the foregoing restriction shall not apply after the end of the Employment Period to activities that are not related to the Company's year 2000 business activities.; or

           (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

           (iii) solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited, served or known by the Employee while employed by the Company.

       (b) If any restriction set forth in this Section IX is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

       (c) The restrictions contained in this Section IX are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section IX will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

X.     Other Agreements
       ----------------

       Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any employment agreement with any previous employer or any agreement with any previous employer or other party to keep in confidence proprietary information, knowledge or data acquired by him in accordance or in trust

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prior to his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee has executed the Company's standard confidentiality and nondisclosure agreement.

XI.     Notices
        -------

        All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or, if mailed, when mailed by certified or registered mail, postage prepaid, or by recorded delivery service to the parties at the addresses set forth below their signatures to this Agreement or at such other address as may be given in writing by either party to the other party in accordance with this Section XI.

XII.    Assignability
        -------------

        Employee acknowledges that the Company is entering into this Agreement in reliance upon the personal reputation, qualifications and abilities of the Employee and accordingly, the Employee may not assign his rights or obligations under this Agreement, either voluntary or by operation of law.

XIII.   Miscellaneous
        -------------

        (a) This Agreement shall not be binding upon the Company until it has been executed by a duly authorized officer of the Company. This Agreement shall be binding on the parties and their respective successors and assigns.

        (b) This Agreement shall be governed by, and construed in accordance with, the substantive laws of The Commonwealth of Massachusetts.

        (c) This Agreement constitutes the entire understanding between the parties relating to the subject matter of this Agreement and supersedes all prior writings, negotiations or understanding with respect thereto except the confidentiality and nondisclosure agreement referenced in
        Section X above. No modification or addition to the Agreement shall have any effect unless it is set forth in writing and signed by both parties.

        (d) The waiver by the Company or the Employee of any breach of any provision of this Agreement shall not be construed as a continuing waiver of such breach or as a waiver of other breaches of the same or of other provisions of this Agreement.

        (e) Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

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     (f) The exercisability of Employee's options granted under the Company's
     1997 Stock Incentive Plan in the event of an "acquisition event" as such term is defined in such respective plan shall be governed by the terms of plan under which such options are granted and any related option agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       Peritus Software Services, Inc.

/s/ John Giordano                          /s/ Allen Deary
_________________________________      By:_______________________________
Employee Signature

Address:  5 Queen Anne Road            Address:  2 Federal Street
          Hopkinton, Ma 01748                    Billerica, MA  01821-3540
                                                 Attn:  President

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                                   EXHIBIT A
                                   ---------
                                    RELEASE

1.   Release. In consideration of the payments provided to me under a certain
     -------
employment contract between Peritus Software Services, Inc., a Massachusetts Corporation (the "Company") and me, I hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, and any subsidiary or affiliated organization of the Company or their respective current or former officers, directors, stockholders, corporate affiliates, attorneys, agents and employees (the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, amounts of money, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature, known or unknown, which I ever had or now have against the Released Parties, including, but not limited to, all claims arising out of my employment, all claims arising out of your separation of my employment, all claims arising from any failure to reemploy me, all claims of race, sex, national origin, handicap, religious, sexual orientation, benefit and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
(S)2000 et seq., the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq., the Americans with Disabilities Act of 1990, 29 U.S.C. (S)12101 et seq., The Employee Retirement Income Security Act of 1974, 29 U.S.C. (S)1001 et seq., and similar state or local statutes, wrongful discharge claims, common law tort, defamation, breach of contract and other common law claims, and any claims under any other federal, state or local statutes or ordinances not expressly referenced above.

2.   Entire Understanding and Applicable Law. This Release contains and
     ---------------------------------------
constitutes my entire understanding with respect to the settlement of claims against the Company and the Released Parties and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. This Release shall be governed by the substantive laws of The Commonwealth of Massachusetts to the extent not preempted by federal law.

3.   Acknowledgements. I acknowledge that I have been given at least twenty-one
     ----------------
(21) days to consider this Release and that the Company advised me to consult with any attorney of my own choosing prior to signing this Release. I acknowledge that I may revoke this Release for a period of seven (7) days after signing it, and the Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.



Date:  __________________             Employee's Signature: __________________

                                      Employee's Name: John Giordano

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